UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 1000 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company □

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

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Item 7.01    Regulation FD Disclosure.

As disclosed in a Current Report on Form 8-K filed on December 21, 2020, on December 14, 2020, LM Funding America, Inc. (“LMFA”), through a wholly owned subsidiary, entered into a Master Loan Receivables Purchase and Assignment Agreement (the “Purchase Agreement”) under which LMFA  agreed to purchase up to $18 million of loan receivables of Borqs Technologies, Inc. (NASDAQ: BRQS), a British Virgin Islands company (“Borqs”), from Borqs’ senior lenders, Partners for Growth IV, L.P. and Partners for Growth V. L.P. As a part of the transaction, LMFA entered into a Settlement Agreement, dated December 14, 2020 (the “Settlement Agreement”), with Borqs pursuant to which Borqs was obligated to issue shares of Borqs common stock to LMFA (the “Settlement Shares”), in one or more tranches, in settlement of the loan receivables acquired by LMFA under the Purchase Agreement.

In a separate transaction and also as previously disclosed, on December 16, 2020, LMFA and Esousa Holdings, LLC, a private investor (the “Investor”) entered into a Loan Agreement (the “Loan Agreement”) pursuant to which the Investor agreed to provide consulting services and make one or more non-recourse loans to LMFA in a principal amount of up to the purchase price of the Borqs loan receivables purchased by LMFA.  The Loan Agreement does not provide a fixed rate of interest, and LMFA and Investor agreed to split the net proceeds from LMFA’s sales of the Settlement Shares, with LMFA receiving one-third of the net proceeds after a return of Investor’s principal and the Investor receiving return of principal plus two-thirds of the net proceeds thereafter.

On February 16, 2021, LMFA announced that, as of February 11, 2021, it had completed its obligations under the Purchase Agreement by purchasing approximately $18.2 million of aggregate debt (including principal, accrued interest and fees) from Partners for Growth IV, L.P. and Partners for Growth V, L.P. during the period from January 7, 2021 to February 10, 2021, at a discount for approximately $15.5 million.  Under the Settlement Agreement, LFMA received approximately 22.7 million shares from Borqs. The Company sold those shares for approximately $32.6 million, of which approximately $5.7 million was received by LMFA after fulfilling its obligations to the Investor under the Loan Agreement.

A copy of the press release, dated February 16, 2021, announcing the completion of obligations under the above contracts is attached as Exhibit 99.1.

The information under Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act of 1933, except to the extent specifically provided in any such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued February 16, 2021

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Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties.   Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Dated: February 16, 2021

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